UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450 Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 18, 2017, PharmAthene, Inc., a Delaware corporation (“PharmAthene”), entered into an agreement and plan of merger and reorganization (the “Merger Agreement”), pursuant to which its wholly-owned subsidiary, Mustang Merger Sub, Inc., will be merged with and into Altimmune, Inc., a Delaware corporation (“Altimmune”), with Altimmune as the surviving subsidiary (“Merger 1”), and immediately thereafter, Altimmune will be merged with and into Mustang Merger Sub LLC, with Mustang Merger Sub LLC as the surviving entity in such merger (“Merger 2”, and together with Merger 1, the “Mergers”). Following the consummation of the Mergers, PharmAthene will change its name to Altimmune. The Mergers are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of Merger 1 (the “Effective Time”), each of Altimmune’s outstanding shares of common stock and preferred stock (excluding Altimmune treasury shares, shares of Altimmune owned by PharmAthene or its subsidiaries or dissenting shares) will be converted into the right to receive a number of shares of PharmAthene common stock such that the holders of outstanding equity of Altimmune immediately prior to the Effective Time will own 58.2% of the outstanding equity of PharmAthene immediately following the Effective Time and holders of outstanding equity of PharmAthene immediately prior to the Effective Time will own 41.8% of the outstanding equity of PharmAthene immediately following the Effective Time (the “Exchange Ratio”). No fractional shares of PharmAthene common stock will be issued in connection with the Mergers as a result of the conversion described above, and any fractional share of PharmAthene common stock that would thereby be issuable will be rounded up to the next whole share. In addition, all outstanding Altimmune options, as well as Altimmune’s 2001 Employee Stock Option Plan and its Non-Employee Stock Option Plan, each as amended from time to time, will be assumed by PharmAthene. Each option or warrant to purchase one share of Altimmune common stock will be converted into an option or warrant, as the case may be, to purchase a number of shares of PharmAthene common stock representing the number of Altimmune shares for which the exchanged option or warrant was exercisable multiplied by the Exchange Ratio. The exercise price will be proportionately adjusted.

In connection with the Merger Agreement, Altimmune has entered into a definitive financing agreement (the “Altimmune Financing Agreement”) with certain of its stockholders, pursuant to which such stockholders have irrevocably committed to: (i) participate in a private placement transaction by Altimmune (the “Altimmune Private Placement”) of its convertible securities in an aggregate amount of not less than $3.5 million of gross proceeds for Altimmune that is to be received by Altimmune prior to the Effective Time and (ii) participate in a private placement of PharmAthene common stock to raise an aggregate of not less than $5.0 million of gross proceeds for PharmAthene to be received by PharmAthene within 135 days of the closing date of the Mergers (the “Post-Closing Private Placement”).

At the Effective Time, a pro rata share of PharmAthene common stock representing ten percent of the merger consideration issuable to the stockholders of Altimmune will serve to secure the Altimmune stockholders’ indemnification obligations under the Merger Agreement and will be deposited with Continental Stock Transfer & Trust, as escrow agent under a separate escrow agreement to be entered into prior to the Effective Time. The escrow period will expire twelve months from the Effective Time.

The Merger Agreement provides that at, and immediately after, the Effective Time the size of PharmAthene’s Board of Directors (the “Board”) will initially consist of seven directors. This Board will be comprised of four directors designated by Altimmune and three directors designated by PharmAthene. Altimmune’s current chief executive officer, Bill Enright, is expected to serve as the chief executive officer of the combined company, and Altimmune’s current chief financial officer, Elizabeth Czerepak, is expected to serve as its chief financial officer.

The Merger Agreement also obligates PharmAthene to submit to its stockholders, at a special stockholder meeting, a proposal to approve the Mergers, approve and adopt an amendment to its Certificate of Incorporation to authorize its Board of Directors to effect a reverse stock split prior to the Effective Time at a reverse stock split ratio in the range mutually agreed to by Altimmune and PharmAthene’s Board of Directors, and approve certain other related proposals specified in the Merger Agreement.

Each of PharmAthene and Altimmune have made customary representations, warranties and covenants in the Merger Agreement. All such representations and warranties of Altimmune (but not PharmAthene) will survive the completion of the Mergers and remain in full force and effect until twelve months after the closing date of the Mergers. Completion of the Mergers is subject to a number of conditions, including, among other things, approval by the stockholders of PharmAthene and Altimmune.

The Merger Agreement contains certain termination rights for each of PharmAthene and Altimmune, and further provides that, upon termination of the Merger Agreement under limited specified circumstances following receipt of a superior offer, PharmAthene may be required to pay Altimmune a termination fee of $2,000,000. In connection with the termination of the Merger Agreement upon certain circumstances, either party may be required to pay the other party’s third party expenses up to $1,000,000. The termination of the Merger Agreement will not relieve any party thereto from any liability or damages resulting from or arising out of any fraud or willful or intentional breach of any representation, warranty, covenant, obligation or other provision contained in the Merger Agreement.

PharmAthene may terminate the Agreement if Altimmune does not deliver Voting Agreements from holders of at least 65% of the outstanding shares of the Company’s Class A Common Stock by 5:00 p.m. Eastern time on the Business Day after the date hereof.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1, and which is incorporated herein by reference.

Voting Agreements.

Concurrently and in connection with the execution of the Merger Agreement, certain of PharmAthene’s stockholders, who beneficially own approximately 4,861,743 of the outstanding shares of PharmAthene common stock, entered into a voting agreement in favor of Altimmune (the “PharmAthene Voting Agreements”), pursuant to which such PharmAthene stockholders will agree to vote their shares of PharmAthene common stock in favor of the adoption of the Merger Agreement and against any amendment of PharmAthene’s certificate of incorporation or bylaws or any other proposal or transaction involving PharmAthene, the effect of which amendment or other proposal or transaction is to delay, impair, prevent or nullify the Mergers or the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any capital stock of PharmAthene. The Voting Agreements shall only be effective upon the Effective Time and shall automatically terminate in the event of the termination of the Merger Agreement for any reason. The signatories thereto may not sell or transfer their shares other than under specified circumstances pursuant to the Voting Agreements.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 10.1, and which is incorporated herein by reference.

Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain of the officers, directors and stockholders of Altimmune, who in the aggregate held approximately 67.7% of the outstanding shares of Altimmune capital stock as of January 17, 2017, entered into post-closing lock-up agreements with PharmAthene (the “Altimmune Lock-up Agreements”). Pursuant to the Altimmune Lock-up Agreements, each such stockholder will be subject to lock-up restrictions on the sale of PharmAthene common stock acquired in the Mergers. Such restrictions will begin at the Effective Time and end 180 days after the Effective Time.

Concurrently and in connection with the execution of the Merger Agreement, certain of the officers, directors and stockholders of PharmAthene, who in the aggregate beneficially held approximately 7.04% of the outstanding shares of PharmAthene capital stock as of January 18, 2017, entered into post-closing lock-up agreements (the “PharmAthene Lock-up Agreements”). Pursuant to the PharmAthene Lock-up Agreements, each such stockholder will be subject to lock-up restrictions on the sale of PharmAthene common stock owned by them. Such restrictions will begin at the Effective Time and end 180 days after the Effective Time.

The foregoing description of each of the Altimmune Lock-Up Agreements and PharmAthene Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Lock-Up Agreements, which are filed as Exhibits 10.2 and 10.3, and which are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2017, PharmAthene entered into a retention and severance agreement (the “MacNeill Agreement”) with Phillip MacNeill, PharmAthene’s Chief Financial Officer, which provides for (i) a severance payment to Mr. MacNeill in the amount of $93,094.61 if Mr. MacNeill remains employed with PharmAthene through the closing of the Mergers and the preparation of PharmAthene’s 2016 annual report and proxy statement for the PharmAthene 2017 annual meeting of stockholders and (ii) a bonus payment to Mr. MacNeill in the amount of $67,235 if he remains employed through the closing of the Mergers. Each payment will become due and payable upon a termination by PharmAthene without cause.

The foregoing summary of the MacNeill Agreement does not purport to be complete and is qualified in its entirety by reference to the MacNeill Agreement, which is filed as Exhibit 10.4, and which is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of January 18, 2017, PharmAthene’s board of directors approved an amendment to the PharmAthene Bylaws (the “Bylaws”), to implement a forum selection bylaw (the “Bylaw Amendment”). The Bylaw Amendment provides that, unless PharmAthene consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of PharmAthene, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of PharmAthene to PharmAthene or PharmAthene’s stockholders, (iii) any action asserting a claim against PharmAthene or any current or former director, officer, stockholder, employee or agent of PharmAthene arising out of or relating to any provision of the General Corporation Law of the State of Delaware or PharmAthene’s Restated Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against PharmAthene or any current or former director, officer, stockholder, employee or agent of PharmAthene governed by the internal affairs doctrine of the State of Delaware.

The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is filed as Exhibit 3.1, and which is incorporated herein by reference.

Item 8.01.	Other Events.

Attached hereto as Exhibit 99.1 is a joint press release of PharmAthene and Altimmune, dated January 19, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated as of January 18, 2017, by and among PharmAthene, Inc., Mustang Merger Sub, Inc., Mustang Merger Sub LLC, Altimmune, Inc. and Shareholder Representative Services LLC, as representative of Altimmune Securityholders *

3.1	Amendment to the Bylaws of PharmAthene, effective as of January 18, 2017

10.1	Form of PharmAthene Voting Agreement dated as of January 18, 2017

10.2	Form of PharmAthene Lock-Up Agreement dated as of January 18, 2017

10.3	Form of Altimmune Lock-Up Agreement dated as of January 18, 2017

10.4	Phillip MacNeill Retention and Severance Agreement

99.1	Joint News Release issued by PharmAthene and Altimmune on January 19, 2017

*	Exhibits and schedules to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. PharmAthene will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

Important Additional Information about the Proposed Mergers

This communication is being made in respect of the proposed Mergers involving Altimmune, Inc. and PharmAthene, Inc. PharmAthene intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will contain a joint proxy statement/prospectus and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus will be sent to the stockholders of PharmAthene and Altimmune in connection with the special meetings of stockholders to be held to vote on matters relating to the proposed transaction. The joint proxy statement/prospectus will contain information about PharmAthene, Altimmune, the proposed Mergers, and related matters. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGERS AND RELATED MATTERS. In addition to receiving the joint proxy statement/prospectus and proxy card by mail, stockholders will also be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about PharmAthene, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by directing a written request to: PharmAthene, Inc., One Park Place, Suite 450, Annapolis, Maryland 21401, Attention: Investor Relations.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Mergers or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

PharmAthene and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PharmAthene’s stockholders with respect to the matters relating to the proposed Mergers. Altimmune may also be deemed a participant in such solicitation. Information regarding PharmAthene’s executive officers and directors is available in PharmAthene’s proxy statement on Schedule 14A, filed with the SEC on April 29, 2016. Information regarding any interest that PharmAthene, Altimmune or any of the executive officers or directors of PharmAthene or Altimmune may have in the transaction with Altimmune will be set forth in the joint proxy statement/prospectus that PharmAthene intends to file with the SEC in connection with its stockholder vote on matters relating to the proposed Mergers. Stockholders will be able to obtain this information by reading the joint proxy statement/prospectus when it becomes available.

Forward-Looking Statements

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will”; “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; or similar statements are forward-looking statements. Such statements include, but are not limited to those referring to the potential for growth and the expected completion and outcome of the Mergers and the transactions contemplated by the Merger Agreement and related agreements. PharmAthene disclaims any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, failure to obtain necessary stockholder approval for the proposed Mergers with Altimmune and the matters related thereto; failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of PharmAthene and Altimmune may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the combined company’s need for and ability to obtain additional financing; risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the combined company’s product candidates; unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the combined company’s development programs; the award of government contracts to competitors; unforeseen safety issues; unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products; as well as risks detailed from time to time in PharmAthene’s Form 10-K under the caption “Risk Factors” and in its other reports filed with the SEC. Copies of PharmAthene’s public disclosure filings are available from its investor relations department and its website under the investor relations tab at http://www.pharmathene.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

By:	/s/ John M. Gill
John M. Gill
Chief Executive Officer

Dated:   January 19, 2017